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                                                                    EXHIBIT 10.1

                             OMNIS TECHNOLOGY CORPORATION

                               STOCK PURCHASE AGREEMENT

                            SERIES A CONVERTIBLE PREFERRED





                                   DECEMBER 31, 1998
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                  a. Experience. It is experienced in purchasing and selling investments in high technology companies such as the Company, and it has fully evaluated the advisability of selling the Shares.

                  b. Tax Consequences. It understands and acknowledges that any transaction structured in the manner provided for herein involves certain tax risks, and neither the Company nor any of its officers, directors, agents or employees has made any representations to Astoria as to the federal and state tax consequences of the transactions contemplated by this Agreement.

                  c. Authority. It has all corporate rights, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement, once executed by the Company and Astoria, will constitute legally binding valid obligations of Astoria enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  d. Ownership. It has, and at the Closing shall have, good and marketable title to the Shares and full, complete and unrestricted legal right, power and authority to transfer, assign and deliver title to the Shares free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever. The sale, conveyance, transfer and delivery of the Shares by Astoria to the Company pursuant to this Agreement will transfer full legal and equitable right, title and interest in the Shares to the Company, free and clear of all liens, mortgages, charges, claims, liabilities, security interests and encumbrances of any nature whatsoever.

                  e. Access to Data. It has had an opportunity to discuss each of the Company's and the Company's subsidiaries' (collectively "Omnis") business, management, and financial affairs with the Company's management and the opportunity to review Omnis' facilities. It understands that such discussions, as well as any written information issued by Omnis, were intended to describe the aspects of Omnis' business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

                  f. Condition of the Company. Astoria has received and reviewed the Company's Annual Report on Form 10-K for the year ended March 31, 1998 and on the Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998 filed with the SEC, and all reports required to be filed by the Company thereafter up to the date of this Agreement.

            3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Astoria as follows:

                  a. Corporate Organization and Authority of the Company. The Company and each of its subsidiaries:

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        (1) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges and in good standing in the state or jurisdiction of its incorporation;

        (2) has the corporate power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted; and

        (3) is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries, taken as a whole. The Company has made available to Astoria true and correct copies of its Certificate of Incorporation and Bylaws as amended.

        b. Corporate Power. The Company agrees to take such action as may be reasonably required to enable it to purchase the Shares as contemplated by this Agreement in compliance with applicable restrictions on purchases imposed by
Section 160 of the General Corporation Law of the State of Delaware. Subject to completion of the foregoing, the Company will have at a Closing Date all requisite legal and corporate power and authority to execute and deliver the Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Agreement.

        c. Capitalization.

                        (1) The authorized capital stock of the Company consists of:

                             (a) Common Stock. 4,000,000 shares of Common Stock,
$0.10 par value, of which approximately 2,129,205 shares were issued and outstanding as of October 1, 1998, taking into account the Reverse Stock Split.

                             (b) Preferred Stock. 300,000 shares of Preferred
Stock of which 124,564 shares are issued and outstanding, taking into account the Reverse Stock Split.

                             (c) All outstanding shares of the Company's Common
Stock have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully-paid and nonassessable.

                             (d) As of April 1, 1998, the Company had reserved
178,310 shares of Common Stock (taking into account the Reverse Stock Split) for future issuance to employees, officers, directors, and consultants of the Company pursuant to employee stock benefit plans or agreements approved by the Board of Directors, in addition to outstanding warrants for 73,562 shares of Common Stock. There are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase


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or otherwise acquire any shares of the Company's capital stock or other securities (whether or not authorized).

                        (2) The Company owns all outstanding capital stock of Omnis Software, Inc., a California corporation (the "Company"), Omnis Holdings Limited, a corporation organized under the laws of England, Omnis Software Limited, a corporation organized under the laws of England, Omnis Holdings UK, a corporation organized under the laws of England and Omnis Software GmbH, a corporation organized under the laws of Germany.

                  d. Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and, subject to completion of the actions to be performed pursuant to the first sentence of Section 3.b., the performance by the Company of all its obligations under this Agreement has been taken; and this Agreement, once executed by the Company and Astoria, will constitute legally binding valid obligations of the Company enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  e. No Conflict. The execution and delivery of the Agreement do not, and the consummation of the transactions contemplated hereby and, subject to completion of the actions to be performed pursuant to the first sentence of
Section 3.b., the performance of the obligations hereunder will not, conflict with, or result in any violation of, or default (with or without notice or lapse in time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or Bylaws of the Company.

                  f. Accuracy of Reports. The Company's Annual Report on Form 10-K for the year ended March 31, 1998 and on the Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998 filed with the SEC, and all reports required to be filed by the Company thereafter up to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which have been made available to Astoria, have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. Since the date of the latest of such reports, there has not been any material adverse change in the condition (financial or otherwise) or results of operations of the Company.

                  g. Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement.

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                  h. Full Disclosure. The representations and warranties of the
Company contained in this Agreement and the certificates prepared or supplied to Astoria by the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

                  i. Litigation. Except as disclosed in writing to Astoria, there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, or any basis therefor known to the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement, or to consummate the transactions contemplated hereby.

            4.    MISCELLANEOUS.

                  a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                  b. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  c. Entire Agreement. The Agreement and the other documents delivered hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither the Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  d. Notices, etc. Any notice and other communications as required or permitted under the Agreement shall be mailed, by registered or certified mail, postage prepaid with return receipt requested, or otherwise delivered by hand, addressed (a) if to Astoria, at such Astoria's address set forth on the signature page hereof, or at such other address as Astoria shall have furnished to the Company in writing, or (c) if to the Company, at its address set forth on the signature page hereof, or at such other address as the Company shall have furnished in writing to Astoria.

                  e. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  f. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

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                  g.  Headings. Headings and the table of contents in this
Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                  h. Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing; provided however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

                  i. Amendment of Agreement. Any provision of this Agreement may be modified or amended by a written instrument signed by the Company and by Astoria.

                  j. Finder's Fees. Each of the Company and Astoria represents and warrants to the other that no person is entitled, directly or indirectly, to compensation by reason of any contract or understanding with such party, as a finder or broker in connection with the sale and purchase of the Shares hereunder. Each of the Company, on the one hand, and Astoria, on the other hand, will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

The foregoing Series A Convertible Preferred Stock Purchase Agreement is hereby executed as of the date first above written.
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
                                            ASTORIA CAPITAL PARTNERS, L.P.
OMNIS TECHNOLOGY CORPORATION, a Delaware    by:  ASTORIA CAPITAL MANAGEMENT,
corporation                                 its General Partner




By:                                         By:
  -----------------------------------           ------------------------------------
     Phillip Barret                              Richard Koe
     Chairman of the Board                       President
     981 Industrial Road, Building B             6600 Southwest 92nd Avenue Suite 370
     San Carlos, CA 94070                        Portland, OR 97223
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